As filed with the Securities and Exchange Commission on July 19, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------


                             VODAVI TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)
             ------------------------------------------------------


            Delaware                                            86-0789350
- ---------------------------------                         ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               8300 Raintree Drive
                            Scottsdale, Arizona 85260
               (Address of Principal executive offices)(zip code)
                             ----------------------

                             VODAVI TECHNOLOGY, INC.
                   Amended and Restated 1994 Stock Option Plan
                            (Full Title of the Plan)

                             ----------------------
                           Glenn R. Fitchet, President
                             VODAVI TECHNOLOGY, INC.
                 8300 Raintree Drive, Scottsdale, Arizona 85260
                                 (602) 443-6000
          (Telephone number, including area code, of agent for service)
                             ----------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                             Proposed maximum       Proposed maximum
       Title of Securities to be          Amount to be      offering price per     aggregate offering            Amount of
              Registered                  registered(1)           share                   price               registration fee
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock                             268,000 Shares          $ 6.00                $1,608,000                 $ 554.48
Common Stock                             237,500 Shares            4.00                   950,000                   327.59
Common Stock                              15,000 Shares            7.00                   105,000                    36.21
Common Stock                              12,000 Shares            6.25                    75,000                    25.86
Common Stock                             317,500 Shares            7.00(2)              2,222,500                   766.38
                                         ---------------                               ----------                   ------

Total                                    850,000 Shares                                $4,960,500                $1,710.52
===============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1994 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Vodavi Technology, Inc.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Vodavi Technology, Inc. on July 12, 1996.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

                  Vodavi Technology, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a)      The  Registrant's  latest  annual  report  filed  pursuant  to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 8-A (No. 0-26912) filed with the Commission on October 3, 1995 and declared effective October 6, 1995.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  The firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of July 17, 1996, certain members of such firm beneficially owned a total of 2,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                  The Amended Certificate of Incorporation of the Registrant requires the Registrant to indemnify and advance expenses and certain other liabilities arising out of conduct on behalf of the Registrant, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer or agent of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee"). However, the Registrant's Amended Certificate of Incorporation prohibits indemnification with respect to proceedings or claims initiated or brought voluntarily by a director, officer, or other representative of the Registrant against the Registrant unless such proceeding or claim is approved by the Registrant's Board of Directors.

                  Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall

                                      II.1
indemnify him or her against expenses (including attorneys' fees actually and reasonably incurred in connection with such action).

                  If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney's fees, and
(ii) judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

                  If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorney's fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

                  Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits
         --------

Exhibit Number           Exhibit
- --------------           -------

      5                  Opinion and consent of O'Connor, Cavanagh, Anderson,
                         Killingsworth & Beshears, a professional association
      10.9               Vodavi Technology, Inc. Amended and Restated 1994 Stock Option Plan
      23.1               Consent of Independent Public Accountants - Arthur Andersen LLP
      23.2               Consent of O'Connor, Cavanagh, Anderson, Killingsworth
                         & Beshears, P.A. is contained in Exhibit 5
      24                 Power of Attorney.  Reference is made to page II.4 of the Registration
                         Statement

Item 9.  Undertakings
         ------------

                         A. The undersigned Registrant hereby undertakes: (1) to
file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the

                                      II.2
estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Vodavi Technology, Inc. Amended and Restated 1994 Stock Option Plan.

                         B. The undersigned  Registrant  hereby undertakes that,
for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         C. Insofar as indemnification  for liabilities  arising
under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II.3

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 17, 1996.

                                  VODAVI TECHNOLOGY, INC.


                                  By:   /s/ Glenn R. Fitchet
                                     -------------------------------------------
                                       Glenn R. Fitchet, President

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Steven
A. Sherman and Glenn R. Fitchet, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                            Position                                    Date
            ---------                            --------                                    ----


/s/ Steven A. Sherman                       Chairman of the Board                          July 17, 1996
- -------------------------------
Steven A. Sherman

/s/ Glenn R. Fitchet                        President and Director                         July 17, 1996
- -------------------------------             (Principal Executive Officer)
Glenn R. Fitchet

/s/ Gregory K. Roeper                       Vice President - Finance,                      July 17, 1996
- -------------------------------             Chief Financial Officer, and
Gregory K. Roeper                           Treasurer (Principal Financial
                                            and Accounting Officer)


- -------------------------------             Director                                       July __, 1996
Nam K. Woo

/s/ Stephen A McConnell                     Director                                       July 17, 1996
- -------------------------------
Stephen A McConnell

/s/ Gilbert H. Engels                       Director                                       July 17, 1996
- -------------------------------
Gilbert H. Engels

                                      II.4